                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         PERFORMANCE FOOD GROUP COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     [LOGO]

                         6800 PARAGON PLACE, SUITE 500
                            RICHMOND, VIRGINIA 23230
                                 (804) 285-7340


Dear Shareholder:

         It is my pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of Performance Food Group Company (the "Company") to be held at 10:00 a.m., eastern daylight time, on Wednesday, May 5, 1999, at the Pocahontas Foods, USA, Inc. offices, located at 7420 Ranco Road, Richmond, Virginia.

         Shareholders will be asked to elect two directors and to consider and act on a proposal to amend the Company's 1993 Employee Stock Incentive Plan. In addition, we will present a report on the condition and performance of the Company, and you will have an opportunity to question management on matters that affect the interests of all shareholders.

         We hope you will be able to attend the meeting in person. Whether you expect to attend or not, we request that you complete and return the enclosed proxy card in the enclosed post-paid envelope. Your vote is important.

         I look forward to seeing you on May 5, 1999.

                                     Sincerely,

                                     /s/ Robert C. Sledd
                                     ------------------------------------
                                     Robert C. Sledd
                                     Chairman and Chief Executive Officer

                                     [LOGO]

                          6800 PARAGON PLACE, SUITE 500
                            RICHMOND, VIRGINIA 23230
                                 (804) 285-7340

                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Performance Food Group Company (the "Company") will be held at 10:00 a.m., eastern daylight time, on Wednesday, May 5, 1999, at the Pocahontas Foods, USA, Inc. offices, located at 7420 Ranco Road, Richmond, Virginia for the following purposes:

                  1. To elect two (2) Class III directors to hold office for a term of three (3) years and until their successors are elected and qualified;

                  2. To consider and act upon a proposal to amend the Company's 1993 Employee Stock Incentive Plan to increase the number of shares reserved for issuance thereunder; and

                  3. To transact such other business as may properly come before the Annual Meeting.

         The Board of Directors has fixed the close of business on March 15, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

         Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.

                                      By the Order of the Board of Directors


                                      /s/ DAVID W. SOBER
                                      ---------------------------------------
                                      DAVID W. SOBER, Secretary
Richmond, Virginia
April 2, 1999

         YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

                                     [LOGO]


                          6800 PARAGON PLACE, SUITE 500
                            RICHMOND, VIRGINIA 23230
                                 (804) 285-7340

                              --------------------

                                 PROXY STATEMENT

                              --------------------


         The accompanying proxy is solicited by the Board of Directors of Performance Food Group Company (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on May 5, 1999, and any adjournments thereof, notice of which is attached hereto.

         The purposes of the Annual Meeting are to elect two Class III directors; to consider and act upon a proposal to amend the Company's 1993 Employee Stock Incentive Plan (the "1993 Plan") to increase the number of shares issuable thereunder; and to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

         A shareholder who signs and returns a proxy may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made, such shares will be voted FOR the election of the two director nominees and FOR approval of the amendment to the 1993 Plan.

         The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. If any other matter does come before the Annual Meeting, however, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

         The Board of Directors has fixed the close of business on March 15, 1999 as the record date for the Annual Meeting. Only record holders of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on that date will be entitled to vote at the Annual Meeting. On the record date, the Company had outstanding 13,504,869 shares of Common Stock. Holders of the Common Stock will be entitled to one vote for each share of Common Stock so held, which may be given in person or by proxy duly authorized in writing.

         The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Because directors are elected by a plurality of the votes cast by the holders of the Common Stock represented and entitled to vote at the Annual Meeting, abstentions are not considered in the election. Because the amendment to the 1993 Plan will be approved if the number of votes cast for it exceed the votes cast against it, abstentions are not considered in that vote. Any other matters that may properly come before the meeting or any adjournment thereof shall be approved by the affirmative vote of a majority of the votes cast by the holders of Common Stock represented and entitled to vote at the Annual Meeting and abstentions and "non-votes" will have no effect on the outcome of the vote. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         This Proxy Statement and Form of Proxy and the Company's Annual Report to Shareholders have been mailed on or about April 2, 1999 to all shareholders of record at the close of business on March 15, 1999. The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company's regular officers or employees personally or by telephone or telecopy. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information furnished to the Company as of March 15, 1999 concerning persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Common Stock.



                                                                                      AMOUNT AND
                                                                                      NATURE OF
                                 NAME AND ADDRESS                                     BENEFICIAL        PERCENT
                               OF BENEFICIAL OWNER                                    OWNERSHIP       OF CLASS(1)
                               -------------------                                    ----------      -----------
Performance Food Group Employee Savings and Stock Ownership Trust..............       1,384,955(2)       10.3%
    6800 Paragon Place, Suite 500
    Richmond, Virginia 23230

J. & W. Seligman & Co. Incorporated............................................         876,037(3)        6.5%
William C. Morris
    100 Park Avenue
    New York, New York 10017

H. Allen Ryan..................................................................         850,191(4)        6.3%
    Dalton Road
    Augusta, Maine 04338

-----------------

(1) Computed in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.
(2) 937,085 shares held by the Performance Food Group Employee Savings and Stock Ownership Plan (the "ESOP") have been allocated to an aggregate of approximately 2,300 participants of the Company who exercise voting power over such shares. The remaining 447,870 unallocated shares are voted by the Trustee at the direction of the Plan Committee which is appointed by the Board of Directors of the Company.
(3)      Based solely on information contained in a Schedule 13G filed by J. &
         W. Seligman & Co. Incorporated ("JWS") and William C. Morris with the Securities and Exchange Commission (the "SEC") on February 9, 1999. William C. Morris is the owner of a majority of the outstanding voting securities of JWS and may be deemed to beneficially own the shares reported to be owned by JWS.
(4) Based solely on information contained in a Schedule 13D filed by Mr. Ryan with the SEC on March 3, 1999.


                        PROPOSAL 1: ELECTION OF DIRECTORS

         The Company's Restated Charter classifies the Board of Directors into three classes, each class to be as nearly equal in number as possible, designated Class I, Class II and Class III. At each annual meeting, directors of the class whose term of office expires in that year are elected for a three-year term. The terms of the two Class III directors, C. Michael Gray and John E. Stokely, will expire upon the election and qualification of new directors at this Annual Meeting. The terms of each of the two Class I directors and each of the two Class II directors will expire at the annual meeting in 2000 and 2001, respectively. The Board of Directors has designated C. Michael Gray and John E. Stokely as the two nominees for reelection as Class III directors for a three-year term expiring at the annual meeting in 2002 and until their successors are elected and qualified. Both of the nominees are currently directors of the Company and were elected by the shareholders.

         Unless contrary instructions are received, it is intended that the shares represented by proxies solicited by the Board of Directors will be voted in favor of the election of the two Class III nominees as directors. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unable to accept nomination or election as a director, if such an event should occur, the persons named in the Form of Proxy have advised the Company that they will vote for such substitute or substitutes as shall be designated by the current Board of Directors.

         The following table contains, as of March 15, 1999, certain information concerning the executive officers and directors of the Company, including the nominees, which information has been furnished to the Company by the individuals named.

                                                                                                SHARES
                                                                                                COMMON
                                                                                                 STOCK
                                    DIRECTOR     TERM                                         BENEFICIALLY        PERCENT
         NAME              AGE       SINCE      EXPIRES                POSITION                 OWNED(1)          OF CLASS
         ----              ---      --------    -------                --------               ------------        --------
Robert C. Sledd.......      46        1987        2001     Chairman, Chief Executive            350,547 (2)         2.6%
                                                               Officer and Director

C. Michael Gray.......      49        1992        1999     President, Chief Operating           149,068             1.1%
                                                               Officer and Director

Roger L. Boeve........      60          --          --     Executive Vice President and         114,837 (3)          *
                                                               Chief Financial Officer

Thomas Hoffman........      59          --          --     Senior Vice President                 56,163              *

David W. Sober........      66          --          --     Vice President of Human               24,572 (3)          *
                                                               Resources and Secretary

Charles E. Adair......      51        1993        2000     Director                              25,250              *

Fred C. Goad, Jr......      58        1993        2001     Director                              26,750              *

Timothy M. Graven.....      47        1993        2000     Director                              22,250              *

John E. Stokely.......      46        1998        1999     Director                               7,250              *

All directors and
executive officers as
a group (9 persons)...                                                                          776,687             5.6%


--------------------

         *    Less than one percent

         (1) Includes the following shares which are not currently outstanding but which the named individuals are entitled to acquire as of March 15, 1999 and within 60 days of such date upon the exercise of options: Mr. Sledd - 121,500; Mr. Gray - 91,125; Mr. Boeve - 92,438; Mr. Hoffman - 24,186; Mr. Sober - 18,638; Mr. Adair -
              14,750; Mr. Goad - 14,750; Mr. Graven - 14,750; Mr. Stokely -
              5,250; all directors and executive officers as a group (9 persons)
              - 397,387 shares. The shares described in this note are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such persons individually and by the group, but are not deemed to be outstanding for the purposes of computing the percentage of ownership of any other person.

         (2) Includes 40,500 shares held by Mr. Sledd as trustee for the benefit of his children. Also includes 2,250 shares held by Mr. Sledd's wife for which Mr. Sledd disclaims beneficial ownership.

         (3) Excludes unallocated shares held by the ESOP. Mr. Boeve and Mr. Sober are trustees of the ESOP and are members of the Plan Committee which directs the voting of such shares.

         The following is a brief summary of the business experience of each of the executive officers and directors of the Company, including the nominees.

         Robert C. Sledd has served as Chairman of the Board of Directors since February 1995 and has served as Chief Executive Officer and a director of the Company since 1987. Mr. Sledd served as President of the Company from 1987 to February 1995. Mr. Sledd has served as a director of Taylor & Sledd Industries, Inc., a predecessor of the Company, since 1974, and served as President and Chief Executive Officer of that company from 1984 to 1987. Mr. Sledd also serves as a director of SCP Pool Corporation, a supplier of swimming pool supplies and related products. In addition, Mr. Sledd serves as a director of Eskimo Pie Corporation.

         C. Michael Gray has served as President and Chief Operating Officer of the Company since February 1995 and has served as a director of the Company since 1992. Mr. Gray served as President of Pocahontas Foods, USA, Inc. ("Pocahontas"), a wholly-owned subsidiary of the Company, from 1981 to 1995. Mr. Gray had been employed by Pocahontas since 1975, serving as Marketing Manager and Vice President of Marketing. Prior to joining Pocahontas, Mr. Gray was employed by the Kroger Company as a produce buyer.

         Roger L. Boeve has served as Executive Vice President and Chief Financial Officer of the Company since 1988. Prior to that date, Mr. Boeve served as Executive Vice President and Chief Financial Officer for The Murray Ohio Manufacturing Company and as Corporate Vice President and Treasurer for Bausch and Lomb. Mr. Boeve is a certified public accountant.

         Thomas Hoffman has served as Senior Vice President of the Company since February 1995. Mr. Hoffman has also served as President of Kenneth O. Lester Company, a wholly-owned subsidiary of the Company, since 1989. Prior to joining the Company in 1989, Mr. Hoffman had served in executive capacities at Booth Fisheries Corporation, a subsidiary of Sara Lee Corporation, as well as C.F.S. Continental, Miami and International Foodservice, Miami, two foodservice distributors.

         David W. Sober has served as Vice President of Human Resources since 1987 and as Secretary of the Company since March 1991. Mr. Sober served as Vice President for Purchasing of the Company from March 1991 to July 1994. Mr. Sober held various positions in other companies in the wholesale and retail food industries, including approximately 30 years with the A&P grocery store chain.

         Charles E. Adair has served as a director of the Company since August 1993. Mr. Adair is a partner in Cordova Ventures, a venture capital management company. Mr. Adair is also the Chairman and founder of Adair & Associates, Inc., a consulting and private investment firm founded in 1993. Mr. Adair was employed by Durr-Fillauer Medical, Inc., a distributor of pharmaceuticals and other medical products, from 1973 to 1992, serving as Executive Vice President from 1978 to 1981, as President and Chief Operating Officer from 1981 to 1992, and as a director from 1976 to 1992. In addition, Mr. Adair serves as a director of Tech Data Corporation, a distributor of microcomputers and related hardware and software products. Mr. Adair is a certified public accountant.

         Fred C. Goad, Jr. has served as a director of the Company since July 1993. Since June 1996, Mr. Goad has served as Co-Chief Executive Officer and a director of ENVOY Corporation ("ENVOY"), a provider of electronic transaction processing services for the health care industry. From June 1996 through March 1999, Mr. Goad served as Chairman of ENVOY. From 1985 to June 1996, Mr. Goad served as President and Chief Executive Officer and as a director of ENVOY. Mr. Goad also serves as a director of Oacis Healthcare Systems, Inc., a clinical health care software and services company.

         Timothy M. Graven has served as a director of the Company since August 1993. Mr. Graven is the Managing Partner and co-founder of Triad Investment Company, LLC, a private investment firm founded in 1995. Mr. Graven previously served as President and Chief Operating Officer of Steel Technologies, Inc. of Louisville, Kentucky, a steel processing company, from March 1990 to November 1994, as Executive Vice President and Chief Financial Officer from May 1985 to March 1990 and as a director from 1982 to 1994. Mr. Graven also serves as a director of In-House Rehab Corporation, a provider of physical, speech and occupational therapy services to nursing homes and other long-term care providers.

         John E. Stokely has served as a director of the Company since April 1998. Mr. Stokely is the President, Chief Executive Officer and Chairman of the Board of Directors of Richfood Holdings, Inc., a wholesale grocery distributor ("Richfood"). Mr. Stokely has held his current position with Richfood since January 1997, served as President and Chief Operating Officer from April 1995 to January 1997 and served as Executive Vice President from 1990 to April 1995.

         The Board of Directors has established an Audit Committee for the purpose of recommending the Company's auditors, reviewing the scope of their engagement, consulting with such auditors, reviewing the results of the audit examination, acting as a liaison between the Board and the auditors and reviewing various Company policies, including those related to accounting and internal control matters. Messrs. Goad, Graven, Adair and Stokely comprise the Audit Committee, which met two times during the fiscal year ended January 2, 1999.

         The Board of Directors has established a Compensation Committee for the purpose of evaluating the performance of the Company's officers, reviewing and approving officers' compensation, formulating bonuses for the Company's management and administering the Company's stock incentive plans. Messrs. Goad, Graven, Adair and Stokely comprise the Compensation Committee, which met two times during the fiscal year ended January 2, 1999.

         The Board of Directors held nine meetings, five of which were via teleconference, during the fiscal year ended January 2, 1999. All incumbent directors attended at least 75% of the meetings of the Board and each committee of the Board on which such directors served at the time of such meeting, held during fiscal 1998. The Board of Directors does not have a nominating committee.

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid or accrued by the Company during the three fiscal years ended January 2, 1999 (fiscal 1998), December 27, 1997 (fiscal 1997), and December 28, 1996 (fiscal 1996) for (i) the Chief Executive Officer of the Company and (ii) the four highest paid executive officers of the Company whose salary and bonus payments exceeded $100,000 (collectively, the "Named Executive Officers"):


                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG TERM
                                                                                                   COMPENSATION
                                                            ANNUAL COMPENSATION                       AWARDS
                                                   -----------------------------------------       -------------
                                                                                                    SECURITIES
                                                                                OTHER ANNUAL        UNDERLYING         ALL OTHER
            NAME AND                   FISCAL      SALARY            BONUS      COMPENSATION       OPTIONS/SARS       COMPENSATION
       PRINCIPAL POSITION               YEAR         ($)              ($)           ($)               (#)(1)               ($)
       ------------------              ------      -------          -------     -------------      -------------      ------------
Robert C. Sledd                         1998       $275,396         $150,334         --               50,600          $  9,817(4)
  Chairman and Chief Executive          1997        269,807          164,864         --                   --             8,603(4)
  Officer                               1996        242,466          111,139         --               13,501             7,174(4)


C. Michael Gray                         1998        225,576           73,381         --               37,100             9,764(4)
  President and Chief Operating         1997        217,858          126,237         --                   --             8,636(4)
  Officer                               1996        201,509          100,709    $35,724(2)            18,751             7,174(4)


Roger L. Boeve                          1998        193,262           50,581         --               21,900             9,753(4)
  Executive Vice President and Chief    1997        189,333           71,374         --                   --             8,652(4)
  Financial Officer                     1996        173,741           49,705     39,968(3)            14,251             7,174(4)


Thomas Hoffman                          1998        190,535          149,467         --               16,870             9,664(4)
  Senior Vice President                 1997        185,244           19,530         --                   --             7,784(4)
                                        1996        172,877           59,431         --               16,501             7,174(4)


David W. Sober                          1998        127,825           34,476         --                8,000             9,155(4)
  Vice President of Human Resources     1997        125,159           38,319         --                   --             8,481(4)
  and Secretary                         1996        113,568           28,785         --                4,200             6,931(4)

-------------------------

(1) Number of stock options granted under the 1993 Plan.
(2) Includes $28,049 for moving expenses in connection with Mr. Gray's temporary relocation to the Company's facility in Atlanta, Georgia.
(3) Includes $32,122 for moving expenses in connection with the Company's relocation of its headquarters to Richmond, Virginia.
(4) Includes allocations by the Company to each Named Executive Officer's ESOP account for fiscal 1998 of $7,264, for fiscal 1997 of $6,359 and for fiscal 1996 of $7,174 except for Mr. Sober whose allocation was $6,931. Allocations to the ESOP accounts are based on the closing price of the Common Stock on The Nasdaq Stock Market of $28.13 per share at December 31, 1998 for fiscal 1998, $21.00 per share at December 26, 1997 for fiscal 1997 and $15.25 per share at December 27, 1996 for fiscal 1996. Also includes contributions by the Company to each Named Executive Officer's 401(k) account in fiscal 1998 as follows: Mr. Sledd - $2,553; Mr. Gray - $2,500; Mr. Boeve - $2,489; Mr. Hoffman - $2,400; and Mr. Sober - $1,891; and in fiscal 1997 as follows: Mr. Sledd - $2,244; Mr. Gray - $2,277; Mr. Boeve - $2,293; Mr. Hoffman - $1,425;
    and Mr. Sober - $2,122.

    The following table summarizes certain information regarding stock options issued to the Named Executive Officers during fiscal 1998. No stock appreciation rights ("SARs") have been granted by the Company.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS
                                     -------------------------------------------------------
                                                      PERCENT OF
                                     NUMBER OF           TOTAL                                    PRESENT REALIZABLE VALUE
                                     SECURITIES         OPTIONS                                    AT ASSUMED ANNUAL RATES
                                     UNDERLYING       GRANTED TO                                 OF STOCK PRICE APPRECIATION
                                      OPTIONS          EMPLOYEES     EXERCISE                         FOR OPTION TERM
                                     GRANTED           IN FISCAL      PRICE     EXPIRATION       ---------------------------
                 NAME                  (#)(1)            1998       ($/SHARE)      DATE             5% ($)         10% ($)
                 ----                ----------       ----------    --------    ----------       ------------     ----------
         Robert C. Sledd               50,600            12.5%       $18.50       2/11/09          $588,708       $1,491,902


         C. Michael Gray               37,100            9.2%         18.50       2/11/09           431,642        1,093,865


         Roger L. Boeve                21,900            5.4%         18.50       2/11/09           254,797          645,705


         Thomas Hoffman                16,870            4.2%         18.50       2/11/09           196,275          497,399


         David W. Sober                 8,000            2.0%         18.50       2/11/09            93,076          235,874

------------

(1) All options granted to the Named Executive Officers were granted on February 11, 1998 pursuant to the 1993 Plan. The options become 100% exercisable on February 11, 2002. If any of certain events which generally constitute a change in control of the Company occur, the options would become immediately exercisable. The options were granted at an exercise price determined by the closing price of the Common Stock on The Nasdaq Stock Market on the date of grant.


     The Company has no long-term incentive plans, as that term is defined in regulations promulgated by the SEC. Also, the Company presently has no defined benefit or actuarial plans covering any employees of the Company. During the fiscal year ended January 2, 1999, the Company did not adjust or amend the exercise price of stock options awarded to the Named Executive Officers, whether through amendment, cancellation or replacement grants, or other means.

     The following table sets forth certain information with respect to stock options issued to the Named Executive Officers pursuant to the 1993 Plan and the 1989 Nonqualified Stock Option Plan.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL 1998 YEAR-END OPTION VALUES


                                                                       NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                    SHARES            VALUE           UNDERLYING UNEXERCISED                IN-THE-MONEY
                                  ACQUIRED ON       REALIZED             OPTIONS HELD AT                     OPTIONS AT
                                  EXERCISE (#)        ($)               JANUARY 2, 1999 (#)             JANUARY 2, 1999($) (1)
                                  ------------      --------       -----------------------------    ------------------------------
              NAME                                                 EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
              ---                                                  -----------     -------------    -----------     -------------
        Robert C. Sledd              None            None           118,688            66,913       $2,749,301         $722,278

        C. Michael Gray              None            None            88,313            58,663        2,046,783          663,831

        Roger L. Boeve               None            None            90,563            38,026        2,103,412          439,132

        Thomas Hoffman               2,813         $41,632           23,436            34,871          518,232          414,562

        David W. Sober               None            None            17,138            13,700          393,308          161,481

--------------------

(1) Based on the closing price of the Company's Common Stock on The Nasdaq Stock Market at December 31, 1998 of $28.13 per share.


DIRECTOR COMPENSATION

         Non-employee directors receive an annual retainer of $3,000 and a fee of $1,000 for each Board meeting attended, $500 for each committee meeting attended on a day on which there is no regularly scheduled Board meeting, $500 for each meeting attended by telephone and are reimbursed for expenses reasonably incurred in connection with their services as a director. Directors who are officers or employees of the Company receive no compensation for serving as members of the Board. The aggregate amount of fees paid to all of the non-employee directors for fiscal 1998 was $35,500.

         Each non-employee director participates in the Outside Directors' Plan, which was approved by the shareholders of the Company on July 21, 1993. Non-employee directors elected to the Board subsequent to the adoption of the Outside Directors' Plan will receive an option for 5,250 shares upon their election to the Board of Directors and all non-employee directors will receive an annual option grant of 2,500 shares as of the date of each annual meeting of shareholders. The options become exercisable, subject to a director's continued service on the Board of Directors, one year from the date of grant, and expire on the tenth anniversary of such date. All options issued under the Outside Directors' Plan have an exercise price per share at the date of grant equal to the closing sale price on The Nasdaq Stock Market on that date. At January 2, 1999, there were four participants under the Outside Directors' Plan who held options covering an aggregate of 15,750 shares at an exercise price of $9.33 per share, 4,500 shares at an exercise price of $14.17 per share, 4,500 shares at an exercise price of $12.67 per share, 4,500 shares at an exercise price of $18.33 per share, 7,500 shares at an exercise price of $20.00 per share and 12,750 shares at an exercise price of $20.13 per share. There have been no exercises to date of options granted under the Outside Directors' Plan.

         The Board of Directors may in the future adjust the compensation of directors as it deems advisable and consistent with the best interests of the Company's shareholders and the financial abilities of the Company.

CHANGE IN CONTROL AGREEMENTS

         Effective as of October 29, 1997, the Company entered into agreements with certain of its key executives (the "Agreement"), including the Chief Executive Officer and Named Executive Officers, which provide for certain payments to be made to the executive if, within two years following a Change in Control (as defined in the Agreement) of the Company, his employment with the Company is terminated for any reason other than Cause (as defined in the Agreement) or if the executive terminates his employment with the Company for Good Reason (as defined in the Agreement). Upon termination, the executive is entitled to receive (i) 299.9% of his base salary (defined as the higher of the executive's base salary prior to the Change in Control or immediately prior to termination), (ii) 299.9% of his bonus (based upon the executive's bonus for the three fiscal years prior to the Change in Control or bonus after the Change in Control, whichever is higher) and (iii) an amount necessary to reimburse the executive for any excise tax payable under Section 4999 of the Internal Revenue Code in connection with the Change in Control. One-third of such amount must be paid in equal semi-monthly installments over the twelve months following termination and the balance in a lump sum payment made within five business days after the expiration of the twelve-month period. Amounts payable pursuant to clause (iii) above must be paid within thirty days following termination of employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1998, the Compensation Committee of the Board of Directors was composed of Messrs. Goad, Graven, Adair and Stokely. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company's executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable SEC regulations.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Decisions with respect to compensation of the Named Executive Officers for fiscal 1998 were made by the Compensation Committee of the Board of Directors, which was composed of Messrs. Goad, Graven, Adair and Stokely. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. The Compensation Committee approves compensation actions and long-term incentive awards to the Named Executive Officers and other key employees of the Company, and reviews and administers the incentive compensation, stock option and other compensation plans of the Company.

The overall objectives of the Company's executive compensation program for fiscal 1998 were to:

         - Attract and retain the highest quality talent to lead the Company

         -        Reward key executives based on business performance

         -        Design incentives to maximize shareholder value

         - Assure that objectives for corporate and individual performance are measured

         The philosophy upon which these objectives were based is to provide incentive to the Company's officers to enhance the profitability of the Company and align closely the financial interests of the Company's officers with those of its shareholders. In order to implement this philosophy for fiscal 1998, the Compensation Committee reviewed the various elements of executive compensation, including salaries, incentive compensation awards and stock option awards under the 1993 Plan. In 1995, the Compensation Committee retained William M. Mercer, Incorporated ("Mercer"), a nationally known consulting firm, to determine for the Compensation Committee the Company's practices relative to a comparable group of companies of similar size. The Mercer analysis and the recommendation of the Company's Chairman, Robert C. Sledd, have been used by the Compensation Committee to establish compensation levels for members of senior management.

         The Compensation Committee set annual salaries for the Named Executive Officers somewhat below competitive levels so that the Company relies to a significant degree on annual cash bonuses and long-term stock based incentive compensation to attract and retain senior management of outstanding abilities and to motivate them to perform to the full extent of their abilities. Beginning in fiscal 1995, the Compensation Committee and the Board implemented an annual cash bonus program for senior management, including the Named Executive Officers, based on Economic Value Added ("EVA"). EVA measures the Company's ability to generate after-tax operating profits in excess of the cost of capital, including both debt and equity, employed to generate that profit. The Company's bonus program includes a component based on the improvement in EVA over the prior year and a component based on current year EVA. Under this program, an executive's bonus varies directly with improvement in and with the amount of after-tax operating profits in excess of the cost of capital. Therefore, an executive is rewarded for creating shareholder wealth by most effectively utilizing the Company's capital. In addition, an executive's bonus is "at risk" in that no bonuses are paid if the Company fails to improve the utilization of capital or generate after-tax operating profits in excess of the cost of capital. Based on the foregoing, the Company's Chairman and Chief Executive Officer, Robert C. Sledd, was paid a base salary in fiscal 1998 of approximately $275,000 and earned bonuses under the cash bonus program totaling approximately $150,000.

         The long-term incentive program for senior management consists of stock option and other stock-based awards granted under the 1993 Plan. The Compensation Committee has established a pattern of granting stock option awards on a bi-annual basis but currently intends to grant options to senior management annually beginning in fiscal year 1999. During the first quarter of 1998, the Compensation Committee approved the grant of an aggregate of 134,470 stock options under the 1993 Plan to the Named Executive Officers, including 50,600 to Mr. Sledd. These options were granted at the fair market value of the Common Stock on the date of grant and vest 100% four years from the date of grant.

Federal Income Tax Deductibility Limitations

         The Compensation Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation for federal income tax purposes enacted as part of the 1993 Omnibus Budget Reconciliation Act ("OBRA") and to seek to qualify the Company's long-term compensation awards as performance-based compensation excluded from the $1,000,000 limit. None of the Company's executive officers has received compensation that could potentially exceed the applicable limits under OBRA.

         The tables set forth under "Executive Compensation," and the accompanying narrative and footnotes, reflect the decisions covered by the above discussion.

         Fred C. Goad, Jr. Timothy M. Graven Charles E. Adair John E. Stokely

SHAREHOLDER RETURN PERFORMANCE GRAPH

         The following graph compares the percentage change in the unaudited cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Index and the S&P Distributors (Consumer Products) Index between December 31, 1993 and December 31, 1998. The graph assumes the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1993 and that all dividends, if any, were reinvested.

                                             1993     1994     1995     1996     1997     1998
                                             ----     ----     ----     ----     ----     ----
Performance Food Group Company               $100     $ 51     $ 97     $ 95     $145     $172
S&P 500 Index                                $100     $101     $139     $171     $229     $294
S&P Distributors (Food and Health)           $100     $105     $132     $130     $183     $251

                          PROPOSAL NO. 2: AMENDMENT OF
                       1993 EMPLOYEE STOCK INCENTIVE PLAN

         The Company's 1993 Plan was originally adopted by the Company's shareholders on July 21, 1993. The 1993 Plan initially authorized 250,000 shares of Common Stock for issuance and authorized an additional 500,000 on May 7, 1996, which number of shares was subsequently increased to 1,125,000 as a result of a stock split in the form of a stock dividend paid on July 15, 1996. At March 15, 1999, there were 195,815 shares of Common Stock available for issuance under the 1993 Plan.

INCREASE IN AUTHORIZED SHARES

         The Compensation Committee (the "Committee"), which consists entirely of directors who are not officers of the Company, reviewed the Company's stock-based incentive compensation plans and concluded that the number of shares available under the 1993 Plan did not authorize a sufficient number of shares to provide the flexibility with respect to stock-based compensation, or to establish appropriate long-term incentives to achieve Company objectives. The Committee and the Board believe that a key element of officer and key employee compensation is stock-based incentive compensation. Stock-based compensation advances the interests of the Company by encouraging, and providing for, the acquisition of equity interest in the Company by officers and key employees, thereby providing substantial motivation for superior performance and aligning their interest with shareholders of the Company. In order to provide the Company with greater flexibility to adapt to changing economic and competitive conditions, and to implement long-range goals and expansion plans through stock-based compensation strategies which will attract and retain those employees who are important to the long-term success of the Company, the Board proposed the adoption, subject to shareholder approval, of an amendment of the 1993 Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 500,000 shares. The Committee and Board of Directors believe that the approval of this amendment is essential to further the long-term stability and financial success of the Company by attracting, motivating and retaining qualified employees through the use of stock incentives.

SUMMARY OF THE AMENDMENT

         The amendment increases the number of shares of Common Stock which may be issued upon the exercise of options or for issuance of SARs, restricted stock awards, or other stock-based awards by 500,000 shares, or 3.7% of the 13,504,869 shares of Common Stock outstanding on March 15, 1999. As amended, the 1993 Plan will continue to provide for appropriate adjustments in the number of shares in the event of a stock dividend, recapitalization, merger or similar transactions.

         A copy of the proposed amendment is attached as Exhibit A to this Proxy Statement. If approved by shareholders, the amendment will become effective as of May 5, 1999.

SUMMARY OF MATERIAL PROVISIONS OF THE 1993 PLAN

         This following is a summary of the material provisions of the 1993 Plan, as proposed to be amended.

         Shares. The 1993 Plan will be amended to authorize an additional 500,000 shares of Common Stock, approximately 3.7% of the Common Stock outstanding as of March 15, 1999. These shares, in addition to the 195,815 shares currently authorized for issuance under the 1993 Plan provide an aggregate of 695,815 shares or 5.2% of the Common Stock outstanding as of March 15, 1999. Shares awarded under the 1993 Plan may consist, in whole or in part, of authorized and unissued shares. If shares subject to an option under the 1993 Plan cease to be subject to such option, or if shares awarded under the 1993 Plan are forfeited, or otherwise terminate without payment being made to the participant in the form of Common Stock and without the payment of any dividends thereon, such shares will again be available for future distribution under the 1993 Plan.

         Participation. 1993 Plan awards may be made to employees, including officers, of the Company, its subsidiaries and affiliates, and to consultants thereof, but may not be granted to any director who is a member of the Committee administering the plan or to any other director unless the director is also a regular employee of the Company, its subsidiaries or affiliates. Participation is discretionary on the part of the Committee. The approximate number of officers and employees currently eligible for awards pursuant to the 1993 Plan is 3,500.

         Administration. The 1993 Plan is administered by a committee of not less than two disinterested individuals appointed by the Board, which committee is currently the Compensation Committee of the Board.

         Awards Under the Plan. The Committee has the authority to grant the following type of awards under the 1993 Plan: (1) stock options; (2) SARs; (3) restricted stock; (4) deferred stock; (5) stock purchase rights; and (6) other stock-based awards.

         1. Stock Options. Incentive stock options ("ISOs") and non-qualified stock options may be granted for such number of shares as the Committee may determine and may be granted alone, in conjunction with, or in tandem with, other awards under the 1993 Plan, and/or cash awards outside the 1993 Plan. ISOs may be granted only to individuals who are employees of the Company or its subsidiaries.

         A stock option will be exercisable at such times and subject to such terms and conditions as the Committee will determine and over a term to be determined by the Committee, which term will not be more than 10 years after the date of grant (or, in the case of an employee who owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any of its subsidiaries (a "10% Employee"), five years after the date of grant). The option price for any ISO will not be less than 100% of the fair market value of the Company's Common Stock as of the date of grant (or, in the case of a 10% Employee, not less than 110%). Although the 1993 Plan, as previously approved by shareholders, permits the Committee to grant non-qualified stock options exercisable at less than their fair market value on the date of the grant, but not below 50% of such fair market value, the Committee has not done so to date and has no present intention of doing so. Payment of the option price (in the case of an ISO) may be in cash, or, as determined by the Committee, by unrestricted Common Stock having a fair market value equal to the option price. For non-qualified stock options, payment, as determined by the Committee, may also be made in the form of restricted stock or deferred stock.

         Upon termination of an option holder's employment for cause, such employee's stock options will terminate. If employment is involuntarily terminated without cause, stock options will be exercisable for three months following termination or until the end of the option period, whichever is shorter. On the disability or retirement of the employee, stock options will be exercisable within the lesser of the remainder of the option period or three years from the date of disability or retirement. Upon death of an employee, stock options will be exercisable by the deceased employee's representative within the lesser of the remainder of the option period or one year from the date of the employee's death. Unless otherwise determined by the Committee, only options which are exercisable on the date of termination, death, disability, or retirement may be subsequently exercised.

         2. Stock Appreciation Rights. SARs may be granted in conjunction with all or part of a stock option and will be exercisable only when the underlying stock option is exercisable. Once an SAR has been exercised, the related portion of the stock underlying the SAR will terminate.

         Upon the exercise of an SAR, the Company will pay to the employee, in cash, Common Stock or a combination thereof (the method of payment to be at the discretion of the Committee), an amount of money equal to the excess between the fair market value of the stock on the exercise date and option price, multiplied by the number of SARs being exercised.

         In addition to the foregoing SARs, the Committee may grant limited SARs which will be exercisable only in the event of a "change in control" or "potential change in control" (as defined below) of the Company. In awarding SARs or limited SARs, the Committee may provide that in the event of a change in control or potential change in control, SARs or limited SARs may be cashed out on the basis of a "change in control price," as defined in the 1993 Plan.

         3. Restricted Stock. Restricted stock may be granted alone, in conjunction with, or in tandem with, other awards under the 1993 Plan and/or cash awards outside of the 1993 Plan and may be conditioned upon the attainment of specific performance goals or such other factors as the Committee may determine. The provisions attendant to a grant of restricted stock may vary from participant to participant.

         In making an award of restricted stock, the Committee will determine the periods during which the stock is subject to forfeiture, and may grant such stock at a purchase price established by it, which may be zero. During the restriction period, employees may not sell, transfer, pledge or assign their restricted stock. The certificate evidencing the restricted stock will remain in the possession of the Company until the restrictions have lapsed.

         Upon the termination of an employee's employment for any reason during the restriction period, all shares of restricted stock either will vest or be subject to forfeiture, in accordance with the terms and conditions established by the Committee at or after grant. During the restriction period, the employee will have the right to vote the restricted stock and to receive any cash dividends. At the time of award, the Committee may require the deferral and reinvestment of any cash dividends in the form of additional shares of restricted stock. Stock dividends will be treated as additional shares of restricted stock and will be subject to the same terms and conditions as the initial grant.

         The Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or stock to the recipient of a restricted stock award, subject to such performance, future service, deferral or other terms and conditions as may be specified by the Committee.

         4. Deferred Stock. Deferred stock may be granted alone, in conjunction with, or in tandem with other awards under the 1993 Plan and/or cash awards outside of the 1993 Plan and may be conditioned upon the attainment of specific performance goals or such other factors as the Committee may determine. The provisions attendant to a grant of deferred stock may vary from participant to participant.

         During the deferral period as set by the Committee, the employee may not sell, transfer, pledge or assign the deferred stock award. At the end of the deferral period, shares of Common Stock equal to the number covered by the award of deferred stock will be delivered to the employee. Unless otherwise determined by the Committee at grant, any dividends declared during the deferral period may be paid to the participant concurrently or deferred and reinvested in additional deferred stock, as determined by the Committee in its sole discretion. Upon the termination of a participant's employment for any reason during the deferral period, the deferred stock will vest or be forfeited in accordance with the terms and conditions established by the Committee at or after grant. The Committee may, in its sole discretion, accelerate the vesting of all or a part of the deferred stock award and/or waive the deferral limitations for all or any part of an award. A participant may elect to defer receipt of an award for a specified period, upon approval by the Committee. Subject to exceptions made by the Committee, such election must be made at least 12 months prior to completion of the deferral period for such award.

         The Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or stock to the recipient of a deferred stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

         5. Stock Purchase Rights. The Committee may grant eligible individuals rights to purchase the Company's Common Stock at (1) the fair market value, (2) 85% of fair market value, (3) book value, or (4) a price between 85% and 100% of fair market value, all values being as of the date of grant. The Committee may condition such rights, or their exercise, on such terms and conditions as it sees fit. The terms of the stock purchase rights awards need not be the same with respect to each participant.

         6. Other Stock Based Awards. The Committee may also grant other types of awards that are valued in whole or in part, by reference to or otherwise based on the Company's Common Stock. These awards may be granted alone, in addition to, or in tandem with, stock options, SARs, restricted stock, deferred stock, stock purchase rights and/or cash awards outside the 1993 Plan. Such awards may be made upon terms and conditions as the Committee may, in its discretion, provide.

         Change in Control Provisions. If there is a "change in control" or a "potential change in control" (as defined below), any SARs and limited SARs outstanding for at least six months and any stock options which are not then exercisable will become fully exercisable and vested. Similarly, the restrictions and deferral limitations applicable to restricted stock, deferred stock, stock purchase rights and other stock-based awards will lapse and such shares and awards will be deemed fully vested. Stock options, SARs, limited SARs, restricted stock, deferred stock, stock purchase rights and other stock-based awards, will, unless otherwise determined by the Committee in its sole discretion, be cashed out on the basis of the change in control price described below.

         The change in control price will be the highest price per share paid in any transaction reported on The Nasdaq Stock Market, or such other exchange or market that is the principal trading market for the Common Stock, or paid or offered to be paid in any bona fide transaction relating to a potential or actual change in control of the Company, at any time during the immediately preceding 60 day period as defined by the Committee. However, in the case of ISOs and SARs relating to ISOs, such price shall be based only on transactions reported for the date on which an optionee exercises such SARs or, where applicable, the date on which a cash out occurs. A change in control occurs if
(1) any person becomes a beneficial owner directly or indirectly of 35% or more of the total voting stock of the Company (subject to certain exceptions), (2) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination or similar transaction less than a majority of the combined voting power of the then outstanding securities of the Company are held in the aggregate by the holders of Company securities entitled to vote generally in the election of directors immediately prior to such transaction, or (3) during any period of two consecutive years, individuals which at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period. A potential change in control means (1) approval by the shareholders of an agreement which, if completed, would constitute a change in control, or (2) the acquisition by a person of 5% or more of the total voting stock of the Company and the adoption by the Board of a resolution that a potential change in control has occurred.

         Amendment. The 1993 Plan may be amended by the Board of Directors, except that the Board may not, without the approval of the Company's shareholders, (1) increase the number of shares available for distribution, (2) change the pricing terms applicable for stock options or purchase rights, (3) change the employees or class of employees eligible to receive awards under the 1993 Plan, or (4) extend the term of the 1993 Plan.

         Adjustment. In the case of a stock split, stock dividend, reclassification, recapitalization, merger, reorganization, or other changes in the Company's structure affecting the Common Stock, appropriate adjustments will be made by the Committee, in its sole discretion, in the number of shares reserved under the 1993 Plan and in the number of shares covered by options and other awards then outstanding under the 1993 Plan and, where applicable, the exercise price for awards under the 1993 Plan.

         Federal Income Tax Aspects. The following is a brief summary of the Federal income tax aspects of awards made under the 1993 Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

         1. Incentive Stock Options. No taxable income is realized by the participant upon the grant or exercise of an ISO. If Common Stock is issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the participant within two years of the date of grant or within one year after the transfer of the shares to the participant, then: (1) upon the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain, and any loss sustained will be a capital loss, and (2) no deduction will be allowed to the Company for Federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in an alternative minimum tax liability for the participant unless the participant makes a disqualifying disposition of the shares received upon exercise.

         If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, then generally:
(1) the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and (2) the Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

         Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

         2. Non-Qualified Stock Options. Except as noted below, with respect to non-qualified stock options: (1) no income is realized by the participant at the time the option is granted; (2) generally upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise, and the Company will be entitled to a tax deduction in the same amount; and (3) at disposition, any appreciation (or depreciation) after the date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares. See "Restricted Stock" for tax rules applicable where the spread value of an option is settled in an award of restricted stock.

         3. Stock Appreciation Rights. No income will be realized by a participant in connection with the grant of an SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise, an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a deduction at the time and in the amount included in the participant's income by reason of the exercise. If the participant receives Common Stock upon exercise of an SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above under "Non-Qualified Stock Options."

         4. Restricted Stock. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock. However, a participant may elect, under
Section 83(b) of the Internal Revenue Code within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. Thereafter, if the shares are forfeited, the participant will be entitled to a deduction, refund, or loss, for tax purposes only, in an amount equal to the purchase price of the forfeited shares regardless of whether he made a
Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether the participant has long-term or short-term capital gain or loss generally begins when the restriction period expires and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the participant makes an election under Section 83(b), the holding period will commence on the date of grant, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and the Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable.

         5. Dividends and Dividend Equivalents. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant, and will be deductible by the Company. If, however, the participant makes a Section 83(b) election, the dividends will be taxable as ordinary income to the participant but will not be deductible by the Company.

         6. Other Stock-Based Awards. The Federal income tax treatment of other stock-based awards will depend on the nature of any such award and the restrictions applicable to such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted stock, or in a manner not described herein.

AWARD GRANTS UNDER THE PLAN

         Because awards under the 1993 Plan are at the discretion of the Committee, the benefits that will be awarded under the 1993 Plan are not currently determinable. As of March 15, 1999, the market value of a share of Common Stock based on the closing price for such stock on The Nasdaq Stock Market on that date was $26.56.

CONCLUSION AND RECOMMENDATION

         The Board of Directors believes it is in the best interests of the Company and its shareholders to adopt the amendment to the 1993 Plan to help attract and retain key persons of outstanding competence and to further identify their interests with those of the Company's shareholders generally.

         The amendment to the 1993 Plan will be approved if the votes cast in favor of the amendment exceed the votes cast against it. Abstentions and broker non-votes will not be considered in the vote. The Board of Directors recommends a vote FOR approval of the amendment to the 1993 Employee Stock Incentive Plan.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the year ended January 2, 1999.

                              CERTAIN TRANSACTIONS

         On July 27, 1998, the Company purchased all of the assets used in the operation of Virginia Food Service Group, the foodservice division of Taylor & Sledd, Inc. ("Taylor & Sledd"). Robert C. Sledd, Chairman and Chief Executive Officer of the Company, and certain members of his family are shareholders of Taylor & Sledd. The purchase price for the assets was $3,652,158, plus $4,453,303 paid in March 1999 pursuant to the terms of an earnout agreement. The purchase price was determined by arm's-length negotiations between the parties. Mr. Sledd's interest in the transaction, including the earnout payment, was valued at approximately $1,385,223. Mr. Sledd's parents' and siblings' interest in the transaction, including the earnout payment, was valued at an additional $5,719,213. In addition, in connection with the acquisition, Taylor & Sledd entered into a lease with Virginia Foodservice Group, Inc., a subsidiary of the Company, which provides for payments to Taylor & Sledd of $108,000 annually. Virginia Foodservice Group, Inc. made lease payments to Taylor & Sledd in the aggregate amount of $45,000 during fiscal 1998.

         In 1988, Pocahontas leased certain land and buildings from Taylor & Sledd. The lease provides for monthly payments of approximately $52,000 and expires on July 31, 2004, subject to certain renewal options on the same terms for successive one year periods. Pocahontas made lease payments in the aggregate amount of $628,000 during fiscal 1998.

         On February 26, 1999, pursuant to an Agreement and Plan of Merger dated February 2, 1999 (the "Merger Agreement"), the Company effected a business combination with NorthCenter Foodservice Corporation ("NorthCenter") through the merger of NorthCenter with a wholly owned subsidiary of the Company (the "Merger"). As consideration for the Merger, H. Allen Ryan received 850,176 shares, or approximately 6.8%, of the Company's then outstanding Common Stock. In connection with the Merger, Mr. Ryan and the Company entered into an Indemnity and Escrow Agreement, and 46,296 shares of the Company's Common Stock were placed in escrow to satisfy potential indemnification obligations arising from breaches of representations, warranties or covenants made by Mr. Ryan in the Merger Agreement. Mr. Ryan has also agreed to sell his shares of the Company's Common Stock in accordance with Rule 145 of the Securities Act of 1933, as amended, and in accordance with the rules and regulations governing poolings-of-interest transactions.

         The Board of Directors of the Company has adopted a policy which provides that any transaction between the Company and any of its directors, officers, or principal shareholders or affiliates thereof must be on terms no less favorable to the Company than could be obtained from unaffiliated parties and must be approved by vote of a majority of the disinterested directors of the Company. Management believes that past transactions have complied with this policy.

                              INDEPENDENT AUDITORS

         The Board of Directors of the Company has selected KPMG LLP to serve as independent auditors for the current fiscal year. Such firm has served as the Company's independent auditors since 1987. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                            PROPOSALS OF SHAREHOLDERS

         Shareholders intending to submit proposals should send such proposals in writing, by certified mail, return receipt requested, to David W. Sober, Secretary, Performance Food Group Company, 6800 Paragon Place, Suite 500, Richmond, Virginia 23230. To be included in the proxy statement and form of proxy relating to the Company's 2000 Annual Meeting of Shareholders or to be presented at the Company's 2000 Annual Meeting of Shareholders, proposals must be received by the Company prior to December 7, 1999.

                                                                       EXHIBIT A

               SECOND AMENDMENT TO PERFORMANCE FOOD GROUP COMPANY
                       1993 EMPLOYEE STOCK INCENTIVE PLAN

         Section 3 of the Performance Food Group Company 1993 Employee Stock Incentive Plan is hereby amended, effective May 5, 1999, subject to the approval of the Performance Food Group Company shareholders at the 1999 Annual Meeting of Shareholders, as follows:

         1. By deleting the first sentence in its entirety and substituting therefor the following:

                  "The aggregate number of shares of Stock reserved and available for distribution under the Plan shall be 1,625,000 shares."

                                                                      APPENDIX A


                         PERFORMANCE FOOD GROUP COMPANY
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 5, 1999

                                     PROXY
    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT 10:00 A.M. (EDT) ON MAY 5, 1999 AND ANY ADJOURNMENT(S) THEREOF. The undersigned hereby appoints David W. Sober and Roger L. Boeve, or either of them, with full power of substitution, as attorneys, and hereby authorizes them to represent and to vote in the name of and as proxy for the undersigned, as designated, all of the shares of common stock of Performance Food Group Company held of record by the undersigned on March 15, 1999.

1. ELECTION OF TWO CLASS III DIRECTORS TO SERVE UNTIL THE 2002 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

    [ ]  FOR all nominees listed below                           [ ]  WITHHOLD AUTHORITY to vote for all nominees.
         (except as marked to the contrary below).

                       C. MICHAEL GRAY    JOHN E. STOKELY

To withhold authority to vote for any individual nominee, write that nominee's name in the space below:

--------------------------------------------------------------------------------

2. AMENDMENT OF THE 1993 EMPLOYEE STOCK INCENTIVE PLAN.

              [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting or any adjournment thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES REFERRED TO IN PROPOSAL 1 AND FOR THE AMENDMENT TO THE 1993 EMPLOYEE STOCK INCENTIVE PLAN.

    The undersigned revokes any prior proxies to vote the shares covered by this proxy.

                                                Dated:                    , 1999
                                                  -------------------------

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature if Held Jointly

                                                Please sign exactly as name
                                                appears on your share
                                                certificates. Each joint owner
                                                must sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name as authorized. If a
                                                partnership or limited liability
                                                company, please sign in such
                                                organization's name by an
                                                authorized person.

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED REPLY
       ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.